UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2022

Avient Corporation

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-16091	34-1730488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Avient Center

33587 Walker Road

Avon Lake, Ohio 44012

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.01 per share	AVNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 29, 2022, Avient Corporation (“Avient”) entered into the Amendment Agreement No. 7 (the “Term Loan Amendment”) relating to the Credit Agreement, dated as of November 12, 2015, by and among Avient, Citibank, N.A., as administrative agent, and the lenders party thereto (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, and as further amended by the Term Loan Amendment, the “Credit Agreement”), with Citibank, N.A., as administrative agent (the “Agent”), and the other agents and lenders named therein. Pursuant to the Term Loan Amendment, Avient, among other things, incurred a new tranche of additional term loans (the “New Term Loans”) in an aggregate principal amount equal to $575 million. The New Term Loans were fully drawn on August 29, 2022. The interest rates per annum applicable to the New Term Loans will be either (i) Adjusted Term SOFR (as defined in the Term Loan Amendment) plus 3.25% or (ii) a Base Rate (as defined in the Term Loan Amendment) plus 2.25%. The other terms and conditions, including the maturity date, that apply to the New Term Loans are substantially the same as the terms and conditions that applied to the existing term loans under the Credit Agreement immediately prior to the Term Loan Amendment.

The lenders and agents or their affiliates under the Term Loan Amendment have in the past provided, and may in the future provide, advisory and other services to, or engage in transactions with, Avient and receive customary compensation therefor.

The above summary of the Term Loan Amendment is qualified in its entirety by reference to the Term Loan Amendment, which is attached hereto as 10.1, and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on June 23, 2022, Avient and Koninklijke DSM N.V., a public limited liability company incorporated under the laws of the Netherlands (“Seller”), entered into a Sale and Purchase Agreement (the “Purchase Agreement”), which provides for, among other things, Avient’s acquisition from Seller of (a) all of the equity of DSM Protective Materials International B.V., a private limited liability company organized under the laws of the Netherlands, DSM Protective Materials B.V., a private limited liability company organized under the laws of the Netherlands, and DSM Protective Materials LLC, a Delaware limited liability company, and (b) certain other assets related to Seller’s protective materials business (such equity and assets together, the “DPM Business”) (such acquisition of the DPM Business, the “Acquisition”).

On September 1, 2022 (the “Completion Date”), upon the terms and subject to the conditions set forth in the Purchase Agreement, the Acquisition was completed.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Obligation of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

On the Completion Date, Avient issued a press release announcing the completion of the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statement of Business Acquired.

Avient previously provided the financial statements required by Item 9.01(a) of Form 8-K as Exhibit 99.1 to its Current Report on Form 8-K filed on August 3, 2022.

(b) Pro Forma Financial Information.

Avient previously provided the pro forma financial statements giving effect to the Acquisition as Exhibit 99.2 to its Current Report on Form 8-K filed on August 3, 2022. Avient will provide pro forma financial information giving effect to the Acquisition and the pending disposition of its Distribution business required to be filed under Item 9.01 of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date (as a result of the closing of the Acquisition) for this Current Report on Form 8-K.

(d) Exhibits:

Number	Exhibit

2.1	Sale and Purchase Agreement of the DSM Protective Materials Business, by and among Koninklijke DSM N.V., Avient Corporation and, solely for the purposes of Clause 2.1 and Clause 2.2, Fiber-Line International B.V., dated June 23, 2022 (incorporated herein by reference to Exhibit 2.1 to Avient’s Form 8-K filed June 24, 2022, Commission File No. 001-16091).†

10.1	Amendment Agreement No. 7, dated as of August 29, 2022, by and among Avient Corporation, the lenders party thereto and Citibank, N.A., as administrative agent.

99.1	Press Release.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

†	The exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIENT CORPORATION

By:	/s/ Lisa K. Kunkle
Name:	Lisa K. Kunkle
Title:	Senior Vice President, General Counsel & Secretary

Dated: September 1, 2022